Sub-Item 77C to Form NSAR





                  TEMPLETON RUSSIA AND EAST EUROPEAN FUND,INC.

At the Annual Meeting of Shareholders of Templeton Russia and East European Fund, Inc.(the "Fund") held on August 27, 2002. With proxies representing a total of 3,715,279 shares or 69.20% of those eligible to vote (5,368,786 shares) on the record date, June 14, 2002 representing a quorum.

The following is noted:

1. The election of four (4) Directors.

                                                 % OF          % OF                   % OF         % OF
                                              OUTSTANDING     VOTED                 OUTSTANDING    VOTED
TERM EXPIRING 2005:                FOR          SHARES        SHARES     WITHHELD    SHARES       SHARES
----------------------------------------------------------------------------------------------------------
Haris J. Ashton                 3,683,004       68.60%        99.13%     32,275       0.60%       0.87%
Nicholas F.Brady                3,683,035       68.60%        99.13%     32,244       0.60%       0.87%
S. Joseph Fortunato             3,686,023       68.66%        99.21%     29,256       0.54%       0.79%
Constantine D. Tseretopoulos    3,680,712       68.56%        99.07%     34,567       0.64%       0.93%